EXHIBIT 32.1

      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

      In connection with the Quarterly Report of IGIA, Inc. (formerly Tactica International, Inc., the "Company") on Form 10-QSB for the period ending November 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Avi Sivan, Chief Executive Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Avi Sivan
----------------------
Chief Executive Officer

January 13, 2006

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in the typed form with the electronic version of this written statement required by Section 906, has been provided to IGIA, Inc. and will be retained by IGIA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.